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                  EXHIBIT 23.1 CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-      ) and related Prospectus of Eli
Lilly and Company for the registration of $2,000,000,000 of debt securities and to the incorporation by reference therein of our report dated January 31, 2000, with respect to the consolidated financial statements of Eli Lilly and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                 /s/Ernst & Young LLP

Indianapolis, Indiana
April 17, 2000